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                                                                     EXHIBIT 3.1



                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 HYDRIL COMPANY

                        Under Sections 242 and 245 of the
                        Delaware General Corporation Law


                  HYDRIL COMPANY (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that:

                  1. The current name of the Corporation is Hydril Company. The name under which the Corporation was originally incorporated was The Frank R. Seaver Company. The original Certificate of Incorporation of the Corporation (as heretofore amended, the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on June 26, 1972.

                  2. The restatement of and amendments to the Certificate of Incorporation have been duly adopted by a resolution of the Board of Directors of the Corporation (the "Board of Directors") proposing and declaring advisable the Restated Certificate of Incorporation, and the Corporation's stockholders have duly approved and adopted the Restated Certificate of Incorporation, all in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  3. This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation. The amendments to the Certificate of Incorporation effected by the Restated Certificate of Incorporation include, but are not limited to, amendments (i) to increase the number of authorized shares of capital stock that the Corporation shall have the authority to issue, (ii) to add provisions relating to dividends, liquidation and voting with respect to the common stock and the Class B common stock of the Corporation, (iii) to add express provisions regarding the denial of preemptive rights and cumulative voting, (iv) to provide for the procedure for removal of members of the Board of Directors and the procedure for filling vacancies on the Board of Directors, (v) to prohibit the taking of action by the stockholders of the Corporation by less than unanimous written consent without a stockholders' meeting, (vi) to limit the liability of a Director of the Corporation to the Corporation or any of its stockholders to the extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, (vii) to require, for certain mergers and other transactions, the affirmative vote of (a) holders of at least 80% of the outstanding voting stock of the Corporation and
(b) holders of at least 66-2/3% of the outstanding voting stock of the Corporation, exclusive of voting stock beneficially owned by the party whose interest in the transaction gives rise to the requirement of the 80% vote,
(viii) to provide for the amendment of the Bylaws of the Corporation by the Board of Directors and by the stockholders of the



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Corporation and to establish the required vote for such amendment, and (ix) to require, for certain amendments to the Certificate of Incorporation, the affirmative vote of holders of at least 66-2/3% of the outstanding voting stock of the Corporation.

                  4. The capital of the Corporation shall not be reduced under or by reason of the foregoing amendments to the Certificate of Incorporation.

                  5. The Certificate of Incorporation is hereby superseded by the Restated Certificate of Incorporation, which shall henceforth be the Certificate of Incorporation of the Corporation.

                  6. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows (hereinafter, the Restated Certificate of Incorporation, as it may be further amended or restated from time to time, is referred to the "Restated Certificate of Incorporation").

                      RESTATED CERTIFICATE OF INCORPORATION

                  FIRST: The name of the Corporation is Hydril Company.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the provisions of the General Corporation Law of the State of Delaware, or any successor statute (the "DGCL").

                  FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 117,000,000, divided into classes as follows:

                  (1) 75,000,000 shares of common stock, par value $0.50 per share ("Common Stock"), and

                  (2) 32,000,000 shares of Class B common stock, par value $0.50 per share ("Class B Common Stock"); and

                  (3) 10,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock").

                  Shares of any class or series of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. The number of authorized shares of any class or series of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of holders of at least a majority of the then outstanding Voting Stock (as defined below), voting as a single class. The term "Voting Stock" shall mean all outstanding shares of all classes and series of capital stock of the Corporation entitled to vote generally in the election of Directors of the Corporation, considered as one class; and, if the


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Corporation shall have outstanding at any time shares of Voting Stock entitled to more or less than one vote for any such share, each reference in the Restated Certificate of Incorporation to a proportion or percentage in voting power of Voting Stock shall be calculated by reference to the portion or percentage of all votes entitled to be cast by holders of all such shares generally in the election of Directors of the Corporation.

                  The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions, of the Preferred Stock, the Common Stock and the Class B Common Stock.

                           SECTION I. PREFERRED STOCK

                  Shares of Preferred Stock shall be issuable from time to time in one or more series as may be determined by the Board of Directors. Each series shall be distinctly designated. The Board of Directors is hereby expressly granted the authority to fix, by resolution or resolutions adopted prior to and providing for the issuance of any shares of each particular series of Preferred Stock and incorporated in a certificate of designations filed with the Secretary of State of the State of Delaware, the designation, powers (including voting powers and voting rights, full or limited, or no voting powers) and preferences, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

                  (1) the designation of, and the number of shares of Preferred Stock which shall constitute, the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                  (2) the rate and times at which (or the method of determination thereof), and the terms and conditions upon which, dividends, if any, payable in cash, in kind or otherwise on shares of the series shall be paid, the nature of any preferences or the relative rights of priority of such dividends to the dividends payable, and the qualifications, limitations or restrictions, if any, with respect to such dividends payable, on any other shares of class or classes of capital stock of the Corporation or on any shares of other series of Preferred Stock, and a statement whether or in what circumstances such dividends shall be cumulative;

                  (3) whether shares of the series shall be convertible into or exchangeable for shares of any class or series of capital stock or other securities or property of the Corporation or of any other corporation or entity, and, if so, the terms and conditions of such conversion or exchange, including any provisions for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

                  (4) whether shares of the series shall be redeemable, and, if so, the terms and conditions of such redemption (including whether redemption shall be optional or mandatory), including the date or dates or event or events upon or after the occurrence of which they shall be redeemable, and the amount and type of consideration payable in case of redemption, which amount per share may vary under different conditions and at different redemption dates;


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                  (5) the rights, if any, of holders of shares of the series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of the series;

                  (6) whether shares of the series shall have a sinking fund or purchase account for the redemption or purchase of shares of the series, and if so, the terms, conditions and amount of such sinking fund or purchase account;

                  (7) whether shares of the series shall have voting rights in addition to the voting rights as shall be provided by law and, if so, the terms of such voting rights, which may, without limiting the generality of the foregoing, include the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class and/or with the Common Stock and/or with the Class B Common Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors shall determine, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class and/or with the Common Stock and/or with the Class B Common Stock as a class, to elect one or more Directors of the Corporation under such circumstances and upon such conditions as the Board of Directors shall determine; and

                  (8) any other powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions of shares of that series.

                  The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Section I of this Article Fourth, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

                            SECTION II. COMMON STOCK

                  (1) Dividends. Subject to any requirements with respect to preferential or participating dividends as shall be provided by the express terms of any outstanding series of Preferred Stock, holders of the Common Stock and the Class B Common Stock shall be entitled to receive such dividends thereon, if any, as may be declared from time to time by the Board of Directors. Except as hereinafter provided with respect to dividends consisting of shares of Common Stock and Class B Common Stock, all dividends that the Board of Directors may declare from time to time on the Common Stock and the Class B Common Stock shall be



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declared and paid in an equal amount per share on all shares of Common Stock and
Class B Common Stock then outstanding. Dividends consisting of shares of Common Stock and Class B Common Stock, or capital stock or other securities convertible into or exchangeable for shares of Common Stock and Class B Common Stock, shall be declared by the Board of Directors and shall be paid by the Corporation only as follows: (i) dividends consisting of shares of Common Stock or capital stock or other securities convertible into or exchangeable for shares of Common Stock shall only be declared and paid to holders of shares of Common Stock and dividends consisting of shares of Class B Common Stock or capital stock or other securities convertible into or exchangeable for shares of Class B Common Stock shall only be declared and paid to holders of shares of Class B Common Stock;
and (ii) the number of shares of Class B Common Stock or capital stock or other securities convertible into or exchangeable for shares of Class B Common Stock declared and paid as a dividend with respect to each outstanding share of Class
B Common Stock shall be equal to the number of shares of Common Stock or capital stock or other securities or other securities convertible or exchangeable for shares of Common Stock declared and paid as a dividend with respect to each outstanding share of Common Stock.

                  (2) Liquidation. In the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, holders of the Common Stock and the Class B Common Stock then outstanding shall be entitled to receive such assets and properties of the Corporation, tangible and intangible, as are available for distribution to stockholders of the Corporation ratably in proportion to the number of shares of Common Stock and Class B Common Stock held by each holder, after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which holders of each outstanding series of Preferred Stock are entitled by the express terms of such series.

                  (3) Voting.

                           (a) The holders of shares of Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive notice of and to attend all meetings of the stockholders of the Corporation and to vote together as a single class (subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock and/or Class B Common Stock) at all such meetings on each matter submitted to a vote of stockholders, except as provided by the Restated Certificate of Incorporation or otherwise provided by Delaware law with respect to meetings or matters as to which only the holders of one class or series of shares of the Corporation's capital stock are entitled to vote separately as a class or series, as the case may be. At any meeting at which the holders of shares of Common Stock and the holders of shares of Class B Common Stock are entitled to vote together, the shares of Common Stock shall carry one vote per share and the shares of Class B Common Stock shall carry ten votes per share. The holders of shares of Class B Common Stock shall be entitled to one vote per share held at any meeting of holders of shares of Class B Common Stock at which they are entitled to vote separately as a class. The holders of shares of Common Stock shall be entitled to one vote per share at any meeting of holders of shares of Common Stock at which they are entitled to vote separately as a class.

                           (b) Except as otherwise provided by Delaware law or Article Ninth hereof, the provisions of the Restated Certificate of Incorporation shall not be modified,



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         revised, altered or amended, repealed or rescinded, in whole or in part, without the affirmative vote of holders of at least a majority of the then outstanding Voting Stock, voting together as a single class; provided, however, that any proposal to modify, revise, alter or amend the Restated Certificate of Incorporation in any manner that would alter or change the powers, preferences or special rights of the shares of either the Common Stock or the Class B Common Stock so as to affect them adversely also will require the approval of the holders of a majority of the votes entitled to be cast by the holders of the shares of the class so affected by the proposed amendment, voting separately as a class. Any increase in the authorized number of shares of any class or classes of stock of the Corporation, or the creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock, shall be deemed not to affect adversely the powers, preferences or special rights of the shares of either the Common Stock or the Class B Common Stock.

                           (c) The class voting rights accorded to the Common Stock and the Class B Common Stock by paragraph 3(b) of this Section II shall not apply to any modification, revision, alteration or amendment of any of the provisions of the Restated Certificate of Incorporation effected by a merger to which the Corporation is a party if the Common Stock and the Class B Common Stock would in such merger be converted into

                           (A)      a right to receive cash;

                           (B) any equity security, if that equity security is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or was issued by a corporation that is then subject to the reporting obligations imposed by Section 15(d) of the Exchange Act as a result of registration of an offering of that equity security under the registration provisions of the Securities Act of 1933, as amended (any such security being referred to herein as an "Equity Security");

                           (C) any security immediately convertible into or exchangeable for an Equity Security;

                           (D)      any option or warrant immediately
                                    exercisable with respect to an Equity
                                    Security; or

                           (E)      any combination of any of the foregoing.

                  (4) Conversion of Shares of Class B Common Stock.

                           (a) Shares of Common Stock may not be converted into shares of Class B Common Stock. Each share of Class B Common Stock shall be convertible at any time at the option of the holder thereof into one share of fully paid and nonassessable Common Stock as follows:


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                           (A)      such right shall be exercised by the
                                    surrender of the certificate representing such share of Class B Common Stock to be converted to the Corporation at any time during normal business hours to the office of the Secretary of the Corporation at the principal executive offices of the Corporation, or, if an agent for the registration of transfer of shares of Class B Common Stock is then duly appointed and acting (said agent being hereinafter called the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation or the Transfer Agent, duly executed by such holder or his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to subparagraph (C) below;

                           (B) as promptly as practicable after the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in the foregoing paragraph and the payment in cash of any amount required by the provisions of subparagraph (A) above and subparagraph (C) below, the Corporation will deliver or cause to be delivered at the office of the Corporation or the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that if any such surrender occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders thereof and such conversion shall be deemed to have been made, immediately prior to the close of business on the next succeeding day on which such stock transfer books are open; and

                           (C) the issuance of certificates for shares of Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance; provided however, that if any such certificate is to be

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                                    issued in a name other than that of the
                                    holder of the share or shares of Class B
                                    Common Stock converted, the person or
                                    persons requesting the issuance thereof
                                    shall pay to the Corporation the amount of any applicable tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                           (b) Each share of Class B Common Stock will be converted automatically and without any action on the part of the holder into a share of Common Stock as of any time at which the number of outstanding shares of Class B Common Stock shall first fall below 10% of the number of outstanding shares of Common Stock and Class B Common Stock, combined. From and after such time, no additional shares of Class B Common Stock shall be issued by the Corporation, and the authorized common stock of the Corporation shall thereupon consist of a single class of 75,000,000 shares of Common Stock.

                           (c) Each share of Class B Common Stock will be converted automatically into a share of Common Stock upon any Transfer (as defined in paragraph (4)(h) of this Section II) thereof, if the Transfer is not to a Permitted Transferee (as defined in paragraph
         (4)(g) of this Section II) and made in accordance with paragraph (4)(f) of this Section II below, effective immediately prior to the close of business as of the date on which certificates representing such are presented for transfer on the books of the Corporation; and the transferee shall have no rights as a holder of Class B Common Stock or any other rights against or with respect to the Corporation in respect of such shares of Class B Common Stock, except the right to have registered in the name of such transferee the shares of Common Stock issued on such conversion. Any person who takes shares of Class B Common Stock in a Transfer may treat the endorsement on the certificate representing such shares, or the instrument of transfer accompanying such shares, as authorizing such person on behalf of the transferor, to surrender such certificates in the manner provided in paragraph (4)(a) of this Section II for the purpose of registering the Transfer to such person of the shares of Common Stock issuable upon conversion and obtaining a certificate representing such shares of Common Stock.

                           (d) Upon any conversion of shares of Class B Common Stock into shares of Common Stock pursuant to the provisions of paragraph (4) of this Section II, any dividend, for which the record date or payment date is subsequent to the conversion, that has been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Common Stock into or for which the shares of Class B Common Stock are so converted, and any such dividend that is declared on the shares of Class B Common Stock payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in an equal number of shares of Common Stock.

                           (e) The Corporation at all times shall reserve and keep available, out of its authorized but unissued Common Stock, at least the number of shares of Common Stock that would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.


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                           (f) Shares of Class B Common Stock shall be
         transferred on the books of the Corporation, and a new stock certificate representing Class B Common Stock issued therefor, upon presentation to the office of the Secretary of the Corporation at any time during normal business hours at the principal executive offices of the Corporation, or at the office of the Transfer Agent, if any, of the certificate for the shares of Class B Common Stock, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, together with an affidavit from the holder stating that the stock certificate is being presented to effect a Transfer of the shares to a Permitted Transferee. Such affidavit shall be verified as of a date not earlier than five days prior to the date of delivery of the affidavit.

                           (g) "Permitted Transferee" means:

                           (A) a natural person, who (i) was or is the holder of any shares of Class B Common Stock, (ii) is a lineal descendant of a parent of a natural person who satisfies, or while living did satisfy, the provisions of
                                    (i), or (iii) is a spouse or surviving
                                    spouse of a natural person who satisfies, or while living did satisfy, the provisions of either (i) or (ii) (the persons referred to in (i) through (iii) being referred to herein as "Qualified Natural Persons");

                           (B)      two or more Qualified Natural Persons;

                           (C) the estate of a deceased holder of Class B Common Stock provided that such transfer was pursuant to the deceased holder's will or the laws of distribution;

                           (D)      the Corporation or any of its subsidiaries;

                           (E) an employee benefit plan sponsored by the Corporation or any of its subsidiaries;

                           (F) a trust (including a voting trust) or trustee of a trust, and any savings or retirement account, such as an individual retirement account for purposes of federal income tax laws, whether or not involving a trust, principally for the benefit of such transferor and/or any of his or her Permitted Transferees or Permitted Transferees thereof, including any trust in respect of which such transferor and/or his or her Permitted Transferees, or Permitted Transferees thereof have any general or special power of appointment or general or special non-testamentary power or special testamentary power of appointment limited to any of his or her Permitted Transferees or Permitted Transferees thereof, and including any trust that provides that trust assets may be used to pay taxes and other obligations of the trust or of the estate of one or more Qualified Natural Persons payable by reason of the death of such Qualified National Persons; provided, however, that if for


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                                    any reason, following the Transfer, such
                                    trustee, trust or account would no longer qualify as a Permitted Transferee, all shares of Class B Common Stock then held by such trustee, trust or account shall, upon the election of the Corporation given by written notice mailed to such trustee, trust or account, without further action, be converted into a like number of shares of Common Stock effective upon the date of the mailing of such notice, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; and provided further that the Company may treat the failure of any such trustee, trust or account to provide such affidavits or other proof as the Corporation may require, in accordance with subparagraph 4(j) of this Section II as conclusive evidence of a change by reason of which such trustee, trust or account no longer qualifies as a Permitted Transferee;

                           (G) a transferee as successor trustee or as co-trustee of a trust of which his immediate transferor was or is a trustee registered as a holder of such shares of Class B Common Stock;

                           (H) any organization contributions to which are deductible for federal income tax, estate or gift tax purposes (a "Charitable Organization") that agrees in writing to sell such shares to the Corporation immediately following the transfer;

                           (I) any corporation a majority of the record and beneficial ownership of outstanding capital stock entitled to vote for the election of directors of which is owned by, or a partnership a majority of the record and beneficial ownership of the partnership interests entitled to participate in the management of the partnership of which are held by, the transferor and/or his or her Permitted Transferees or Permitted Transferees thereof; provided, however, that if by reason of any change in the ownership of such stock or partnership interests following the Transfer, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Common Stock then held by such corporation or partnership shall, upon the election of the Corporation given by written notice mailed to such corporation or partnership, without further action, be converted into a like number of shares of Common Stock effective upon the date of the mailing of such notice, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; and provided further that the Corporation may treat the failure of any such corporation or partnership to provide such affidavits or other proof at such times as the Corporation may require, in accordance with subparagraph 4(j) of this
                                    Section II, as conclusive evidence of



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                                    a change in ownership by reason of which
                                    such corporation or partnership no longer qualifies as a Permitted Transferee;

                           (J) in the case of a transferor that is the executor, administrator or personal representative of the estate of a deceased holder of Class B Common Stock, or that is the guardian of the estate of a minor or incompetent holder of Class B Common Stock or that is the estate of a bankrupt or insolvent holder of Class B Common Stock, which holds the shares of Class B Common Stock in question, "Permitted Transferee" also includes a Permitted Transferee of such deceased, minor, incompetent, bankrupt or insolvent person;

                           (K) in the case of a transferor holding the shares of Class B Common Stock in question that is an employee benefit plan sponsored by the Corporation or any of its subsidiaries, "Permitted Transferee" also includes any distributee under and pursuant to the terms of such plan;

                           (L) in the case of a transferor holding shares of Class B Common Stock in question that is a savings or retirement account, such as an individual retirement account for the purposes of federal income tax laws, "Permitted Transferee" also includes the beneficial owner of such account;

                           (M) in the case of a transferor holding the shares of Class B Common Stock in question as a trust (other than a Charitable Organization) or as a trustee of a trust, that was irrevocable on the Effective Time (as defined in paragraph (10)(a) of this Section II), "Permitted Transferee" also includes (i) any person to whom or for whose benefit principal of such trust may be distributed, either during or at the end of the term of such trust, whether by power of appointment or otherwise and (ii) any Permitted Transferee of any such person;

                           (N) in the case of a transferor that is a corporation or partnership (other than a Charitable Organization) holding shares of Class B Common Stock in question, "Permitted Transferee" also includes (1) any person that transferred such shares of Class B Common Stock to such corporation or partnership and (2) any Permitted Transferee of any such transferor;

         provided, that, for purposes of this subparagraph 4(g), (i) the relationship of any person that is derived by or through legal adoption shall be considered a natural relationship, (ii) each joint owner of shares, of Class B Common Stock shall be considered a holder of such shares; (iii) a minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a holder of such shares; (iv) unless otherwise specified, the term "person" includes a natural person, corporation, partnership, unincorporated association, firm, joint venture, trustee or other entity and a personal representative or guardian of an estate,
         (v) each reference to a "natural person" or to a "holder" of shares, if a natural person, shall be deemed to include in his representative capacity, a guardian, committee, executor, administrator or other legal representative of such natural person or holder, (vi) without derogating from the election conferred upon the Corporation pursuant to subclause (I) of this paragraph (4), each reference to corporation shall include any successor corporation resulting from merger or consolidation and each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner; and (vi) a "beneficial owner" of any shares or partnership interest shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares or interest and shall have the meanings ascribed to such terms in the rules promulgated under the Exchange Act.

                           (h) "Transfer" means any sale, pledge, gift, bequest, assignment or other transfer or disposition of any ownership or voting interest in any share of Class B Common Stock, including:

                           (A) any offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, loan or other direct or indirect transfer or disposal of: (i) any shares of Class B Common Stock, or (ii) any securities convertible into or exercisable or exchangeable for Class B Common Stock; or

                           (B) entry into any swap or other arrangement (including by way of insurance) that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Class B Common Stock or any shares of Common Stock into which the shares of Class B Common Stock are convertible;

         whether any transaction described in clause (A) or (B) above is to be settled by delivery of Class B Common Stock, Common Stock or other securities, in cash or otherwise. Notwithstanding anything to the contrary set forth in the Restated Certificate of Incorporation, any holder of Class B Common Stock may pledge such shares to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the event of foreclosure or other similar action by the pledgee, such pledged shares shall automatically, without any act or deed on the part of the Corporation or any other person, be converted into shares of Common Stock.

                           (i) In connection with any Transfer or conversion of any stock of the Corporation pursuant to or as permitted by the provisions of paragraph (4) of this Section II:

                           (A) the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such Transfer or conversion or determination or issuing Common Stock or Class B Common Stock pursuant to such Transfer or conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect, and

                           (B) neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.

                           (j) Proof of Status. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of transfer of shares of Class B Common Stock on the Corporation's books, or at any other time for any reasonable purpose consistent with this Section II, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the holder to whom the shares of Class B Common Stock were originally deemed issued pursuant to paragraph 10 of this Section II or is a Permitted Transferee.

                  (5) Prohibition against Reissue. The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Common Stock pursuant to or as permitted by the provisions of paragraph 4 of this Section II, or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.

                  (6) Subdivision and Consolidation. From and after the first date (the "Public Status Date") on which the Corporation has outstanding a class of equity securities registered under the Exchange Act, the Corporation may not reclassify, combine, subdivide or consolidate the shares of Common Stock or the shares of Class B Common Stock without at the same time proportionately reclassifying, combining, subdividing or consolidating the shares of the other class.

                  (7) Reorganization or Merger. In case of any reorganization or any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation, each holder of a share of Common Stock or Class B Common Stock shall be entitled to receive with respect to that share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon the reorganization, consolidation or merger by a holder of a share of the other class.

                  (8) Legend on Class B Common Stock. The Corporation may require the certificates representing the shares of Class B Common Stock to bear a legend noting the restrictions on transfer and registration of transfer of Class B Common Stock imposed by the Restated Certificate of Incorporation.

                  (9) Common Stock and Class B Common Stock Otherwise Identical. Except as otherwise set forth in this Article Fourth, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Common Stock and the Class B Common Stock shall be identical in all respects.

                  (10) Reclassification.

                           (a) The Restated Certificate of Incorporation is intended to, and shall, effect a reclassification of the common stock, par value $0.50 per share, of the Corporation (the "Old Common Stock") into Class B Common Stock in accordance with the provisions of this paragraph 10. Upon the Restated Certificate of Incorporation becoming effective in accordance with Section 103 of the DGCL (the "Effective Time"), each share of Old Common Stock that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof or any other person be reclassified as one share of Class B Common Stock.

                           (b) From and after the Effective Time, each holder of a certificate theretofore evidencing shares of the Old Common Stock may be surrendered by the holder thereof in exchange for a certificate or certificates evidencing an equivalent number of shares of Class B Common Stock.

                           SECTION III. CAPITAL STOCK

                  (1) Regarding Preemptive Rights. No stockholder of the Corporation shall by reason of his holding shares of any class or series of capital stock of the Corporation have any preemptive or preferential right to purchase, acquire, subscribe for or otherwise receive any additional, unissued or treasury shares (whether now or hereafter acquired) of any class or series of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to purchase, acquire, subscribe for or otherwise receive shares of any class or series of capital stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such stockholder, and the Board of Directors may issue or authorize the issuance of shares of any class or series of capital stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to purchase, acquire, subscribe for or otherwise receive shares of any class or series of capital stock of the Corporation, without offering any such shares of any such class, either in whole or in part, to the existing stockholders of any such class.

                  (2) Cumulative Voting. Cumulative voting of shares of any class or series of capital stock of the Corporation having voting rights is prohibited.

                  FIFTH: (1) In General.

                           (a) The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL, the Restated Certificate of Incorporation or the Bylaws of the Corporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Restated Certificate of Incorporation and any Bylaw of the Corporation adopted by the stockholders of the Corporation; provided, however, that no Bylaw of the Corporation hereafter adopted by the stockholders of the Corporation, nor any amendment thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaw or amendment thereto had not been adopted.

                           (b) Except as otherwise provided by the Restated Certificate of Incorporation or the Bylaws of the Corporation or to the extent prohibited by Delaware law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that (i) from time to time shall govern the Board of Directors, including, without limiting the generality of the foregoing, the vote required for any action by the Board of Directors and (ii) from time to time shall affect the Directors' power to manage the business and affairs of the Corporation; no Bylaw of the Corporation shall be adopted by the stockholders of the Corporation that shall impair or impede the implementation of this paragraph (1)(b) of this Article Fifth.

                  (3) Number, Election and Terms of Directors.

                           (a) Subject to such rights of holders of shares of one or more outstanding series of Preferred Stock to elect one or more Directors of the Corporation under circumstances as shall be provided by the Restated Certificate of Incorporation or by any provisions established pursuant to Article Fourth hereof, the number of Directors of the Corporation that shall constitute the Board of Directors shall not be less than five (5) nor more than twelve (12) and shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by the affirmative vote of at least a majority of the Whole Board. The term "Whole Board" shall mean the total number of authorized Directors of the Corporation whether or not there exist any vacancies in previously authorized directorships.

                           (b) Election of Directors of the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                           (c) Each Director of the Corporation shall hold office for the full term for which such Director is elected and until such Director's successor shall have been duly elected and qualified or until his earlier death, resignation or removal in accordance with the Restated Certificate of Incorporation and the Bylaws of the Corporation.

                           (d) (i) (i) The Directors of the Corporation, other than those who may be elected by holders of shares of one or more outstanding series of Preferred Stock under circumstances as shall be provided by the Restated Certificate of Incorporation or by any provisions established pursuant to Article Fourth hereof, shall be divided into three classes, Class I, Class II and Class III, the Directors of the Corporation who shall serve in Class I, Class II and Class III having heretofore been designated by the stockholders of the Corporation. Such classes shall be as nearly equal in number of Directors as possible. Each Director of the Corporation shall serve for a term ending on the third annual meeting following the annual meeting at which such Director was elected; provided, however, that the Directors of the Corporation first designated to Class I shall serve for a term expiring at the annual meeting next following the date of their designation as Class I Directors, the Directors of the Corporation first designated to Class II shall serve for a term expiring at the second annual meeting next following the date of their designation as Class II Directors, and the Directors of the Corporation first designated to Class III shall serve for a term expiring at the third annual meeting next following the date of their designation as Class III Directors. At each annual election of Directors of the Corporation, such Directors chosen to succeed those whose terms then expire shall be of the same class as the Directors of the Corporation they succeed, unless, by reason of any intervening changes in the authorized number of Directors of the Corporation, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of Directors of the Corporation among the classes.

                  (ii) Notwithstanding that the three classes of Directors of the Corporation shall be as nearly equal in number of Directors as possible, in the event of any change in the authorized number of Directors of the Corporation, each Director of the Corporation then continuing to serve as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal in accordance with the Restated Certificate of Incorporation and the Bylaws of the Corporation. If any newly created directorship may, consistent with the provision that the three classes shall be as nearly equal in number of Directors of the Corporation as possible, be allocated to one or two or more classes, the Board of Directors shall allocate it to that of the available classes whose terms of office are due to expire at the earliest date following such allocation.

                  (4) Removal of Directors.

                           (a) No Director of the Corporation shall be removed from such office by vote or other action of the stockholders of the Corporation or otherwise, except by the affirmative vote of holders of at least a majority of the then outstanding Voting Stock, voting together as a single class. Prior to the Public Status Date, any such removal of a Director of the Corporation may be with or without cause. No Director of the Corporation shall be removed from such office by vote or other action of the stockholders of the Corporation or otherwise, except for cause, which shall be deemed to exist only if:
         (i) such Director has been convicted, or such Director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction (and such conviction is no longer subject to direct appeal); (ii) such Director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) or by the affirmative vote of at least a majority of the Whole Board at any regular or special meeting of the Board of Directors called for such purpose to have been grossly negligent or guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; (iii) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to perform as a Director of the Corporation; (iv) such Director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) or by the affirmative vote of at least a majority of the Whole Board at any regular or special meeting of the Board of Directors called for such purpose to have breached such Director's duty of loyalty to the Corporation or its stockholders or to have engaged in any transaction with the Corporation from which such Director derived an improper personal benefit; or (v) "cause" for removal otherwise exists under Section 141(k)(1) of the DGCL. No Director of the Corporation so removed may be nominated, re-elected or reinstated as a Director of the Corporation so long as the cause for removal continues to exist.

                           (b) Notwithstanding paragraph 3(a) of this Article Fifth, whenever holders of shares of one or more outstanding series of Preferred Stock are entitled to elect one or more Directors of the Corporation under circumstances as shall be provided by the Restated Certificate of Incorporation or by any provisions established pursuant to Article Fourth hereof with respect to the rights of holders of shares of one or more outstanding series of Preferred Stock, any Director of the Corporation so elected may be removed in accordance with such provisions.

                  (5) Vacancies. Unless otherwise provided by the Restated Certificate of Incorporation or by any provisions established pursuant to Article Fourth hereof with respect to the rights of holders of shares of one or more outstanding series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of Directors of the Corporation and any vacancies on the Board of Directors resulting from death, resignation or removal in accordance with the Restated Certificate of Incorporation and the Bylaws of the Corporation shall be filled only by the affirmative vote of at least a majority of the remaining Directors of the Corporation then in office, even if such remaining Directors constitute less than a quorum of the Board of Directors. Any Director of the Corporation elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors of the Corporation in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified or until his earlier death, resignation or removal in accordance with the Restated Certificate of Incorporation and the Bylaws of the Corporation. Unless otherwise provided by the Restated Certificate of Incorporation or by any provisions established pursuant to Article Fourth hereof with respect to the rights of holders of shares of one or more outstanding series of Preferred Stock, no decrease in the number of Directors of the Corporation constituting the Board of Directors shall shorten the term of any incumbent Director of the Corporation.

                  SIXTH: On and after the Public Status Date, no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing to the taking of any action by written consent without a meeting is specifically denied, except for action by unanimous written consent, which is expressly allowed. Unless otherwise provided by the DGCL, by the Restated Certificate of Incorporation or by any provisions established pursuant to Article Fourth hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors, the President of the Corporation or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the Whole Board, and no such special meeting may be called by any other person or persons.

                  SEVENTH: No Director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director of the Corporation involving any act or omission of any such Director; provided, however, that this Article Seventh shall not eliminate or limit the liability of such a Director (1) for any breach of such Director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (4) for any transactions from which such Director derived an improper personal benefit. If the DGCL is amended after the filing of the Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article Seventh by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

                  EIGHTH: (1) (1) On and after the Public Status Date, in addition to any other affirmative vote that may be required by law, the Restated Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided by paragraph (2) of this Article Eighth:

                           (a) any merger, consolidation or share exchange of the Corporation or any subsidiary of the Corporation with (i) any Related Person or (ii) any other Person (whether or not itself a Related Person) which is, or after such merger, consolidation or share exchange would be, a Related Person or an Affiliate of a Related Person; or

                           (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Corporation or any subsidiary of the Corporation to, with or for the benefit of any Related Person or any Affiliate of any Related Person, or by any Related Person or any Affiliate of any Related Person to the Corporation or any subsidiary of the Corporation, of any assets or properties having an aggregate Fair Market Value of $5,000,000 or more; or

                           (c) any issuance or transfer by the Corporation or any subsidiary of the Corporation of any securities of the Corporation or any subsidiary of the Corporation to any Related Person or any Affiliate of any Related Person (except (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of any class or series of capital stock of the Corporation or any subsidiary of the Corporation, which securities were acquired by the Related Person prior to becoming a Related Person, or (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of any class or series of capital stock of the Corporation or subsidiary of the Corporation, which security is distributed pro rata to all holders of shares of any class or series of capital stock of the Corporation subsequent to the time the Related Person became such, and provided in the case of this clause (ii) that there is not an increase of more than 1% in the Related Person's proportionate share of any class or series of capital stock of the Corporation or of the outstanding Voting Stock as a result of such dividend or distribution); or

                           (d) any adoption of any plan or proposal for the liquidation or dissolution of the Corporation voluntarily caused or proposed by or on behalf of a Related Person or any Affiliate of any Related Person; or

                           (e) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger, consolidation or share exchange of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, either directly or indirectly, of increasing by more than 1% the proportionate share of any outstanding shares of any class or series of capital stock of the Corporation, or the securities convertible into shares of any class or series of capital stock of the Corporation or any subsidiary of the Corporation, that is Beneficially Owned by any Related Person or any Affiliate of any Related Person or otherwise increasing the voting power of any outstanding shares of any class or series of capital stock of the Corporation or any subsidiary of the Corporation possessed by any such Related Person or Affiliate; or

                           (f) any series or combination of transactions having, directly or indirectly, the same effect as any of the foregoing; or

                           (g) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing,

shall require the affirmative vote of holders of (x) at least 80% of the then outstanding Voting Stock, voting together as a single class and (y) at least 66-2/3% of the then outstanding Voting Stock not Beneficially Owned, directly or indirectly, by any Related Person with respect to such Business Combination, voting together as a single class. Such affirmative vote shall be required on and after the Public Status Date, notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law, elsewhere in the Restated Certificate of Incorporation, in the Bylaws of the Corporation or in any agreement with any national securities exchange or otherwise.

                  (2) The provisions of paragraph (1) of this Article Eighth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote that may be required by law, any provision of the Restated Certificate of Incorporation other than this Article Eighth and the Bylaws of the Corporation, if all of the conditions specified in either of the following subparagraphs (a) or (b) are met:

                           (a) the cash, property, securities or other consideration to be received per share by holders of shares of each and every outstanding class or series of capital stock of the Corporation in the Business Combination is, with respect to each such class or series, either (i) the same in form and amount per share as that paid by the Related Person in a tender offer in which such Related Person acquired at least 50% of the outstanding shares of capital stock of such class or series and which was consummated not more than one year prior to the date of such Business Combination or (ii) not less in amount (as to cash) or Fair Market Value (as to consideration other than cash) as of the date of the determination of the Highest Per Share Price (as to property, securities or other consideration) than the Highest Per Share Price applicable to such class or series of shares; provided, however, that in the event of any Business Combination in which the Corporation survives, any shares retained by holders thereof shall constitute consideration other than cash for purposes of this subparagraph (a); or

                           (b) at least a majority of all Continuing Directors shall have expressly approved such Business Combination either in advance of or subsequent to such Related Person's having become a Related Person.

                  On and after the Public Status Date, in the case of any Business Combination with a Related Person to which subparagraph (b) above does not apply, at least a majority of all Continuing Directors, promptly following the request of a Related Person, shall determine the Highest Per Share Price for shares of each class or series of capital stock of the Corporation. Such determination shall be announced not less than five (5) days prior to the meeting at which holders of shares vote on the Business Combination. Such determination shall be final, unless the Related Person becomes the Beneficial Owner of additional shares after the date of the earlier determination, in which case at least a majority of all Continuing Directors shall make a new determination as to the Highest Per Share Price for each class or series of shares prior to the consummation of the Business Combination.

                  A Related Person shall be deemed to have acquired a share at the time that such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates and other Persons whose ownership is attributable to a Related Person, if the price paid by such Related Person for such shares is not determinable by at least a majority of all Continuing Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (ii) the share price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

                  (3) For purposes of this Article Eighth:

                           (a) The term "Affiliate," used to indicate a relationship to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                           (b) The term "Associate," used to indicate a relationship with a specified Person, shall mean (i) any corporation, partnership or other organization (other than the Corporation or any wholly owned subsidiary of the Corporation) of which such specified Person is a director, officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such specified Person has a beneficial interest of 10% or more or as to which such specified Person serves as trustee or in a similar fiduciary capacity;
         (iii) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation); and (iv) any relative or spouse of such specified Person or of any of its Associates, or any relative of any such spouse, who has the same home as such specified Person or such Associate.

                           (c) A Person shall be a "Beneficial Owner" of any shares of any class or series of capital stock of the Corporation (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such Person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the beneficial owner of any stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered stock is accepted for purchase or exchange, or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the beneficial owner of any stock because of such Person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more Persons; or (iii) which is beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such stock; or (iv) of which such Person would be the Beneficial Owner pursuant to the terms of Rule 13d-3 of the Exchange Act, as in effect on September 25, 2000. Stock shall be deemed "Beneficially Owned" by the Beneficial Owner or Owners thereof.

                           (d) The term "Business Combination" shall mean any transaction which is referred to in any one or more of subparagraphs
         (a) through (g) of paragraph (1) of this Article Eighth.

                           (e) The term "Continuing Director" shall mean, with respect to a Business Combination with any Related Person, any Director of the Corporation (i) who is unaffiliated with the Related Person, and
         (ii) who (A) was a Director of the Corporation on or immediately before the Public Status Date, or (B) became a Director of the Corporation prior to the time that the Related Person became a Related Person, or
         (C) was recommended or nominated to become a Director of the Corporation by at least a majority of all then Continuing Directors, acting separately or as a part of any action taken by the Board of Directors or any committee thereof. Without limiting the generality of the foregoing, a Director of the Corporation shall be deemed to be affiliated with a Related Person if such Director (i) is or at any previous time has been an officer, director, employee or general partner of such Related Person; (ii) is or at any previous time has been an Affiliate or Associate of such Related Person; (iii) is or at any previous



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         time has been a relative or spouse of such Related Person or of any such officer, director, general partner, Affiliate or Associate; (iv) performs services for, or is a member, employee, greater than 5% stockholder or other equity owner of any organization (other than the Corporation and its subsidiaries) that performs services for, such Related Person or any affiliate of such Related Person, or is a relative or spouse of any such Person; or (v) was nominated for election as a Director of the Corporation by such Related Person.

                           (f) The term "Fair Market Value" shall mean, in the case of securities, the average of the closing sale prices during the thirty (30)-day period immediately preceding the date in question of such security on the principal United States securities exchange registered under the Exchange Act on which such security is listed (or the composite tape therefor) or, if such securities are not listed on any such exchange, the average of the closing bid quotations with respect to such security during the thirty (30)-day period preceding the date in question on the Nasdaq National Market or any similar system then in use or, if no such quotations are available, the fair market value on the date in question of such security as determined in good faith by at least a majority of all Continuing Directors; and in the case of property other than cash or securities, the fair market value of such property on the date in question as determined in good faith by at least a majority of all Continuing Directors.

                           (g) The term "Highest Per Share Price" shall mean (i) as to shares of any class or series of capital stock of the Corporation of which the Related Person Beneficially Owns 10% or more of the outstanding shares, the highest price that can be determined to have been paid or agreed to be paid for any share or shares of that class or series by such Related Person in a transaction that either (A) resulted in such Related Person Beneficially Owning 10% or more thereof or (B) was effected at a time when such Related Person Beneficially Owned 10% or more thereof, (ii) as to shares of any class or series of capital stock of the Corporation of which the Related Person Beneficially Owns shares, but not 10% or more of the outstanding shares, the highest price that can be determined to have been paid or agreed to be paid at any time by such Related Person for any share or shares of that class or series that are then Beneficially Owned by such Related Person or
         (iii) as to shares of any other class or series of capital stock of the Corporation, the amount determined by at least a majority of all Continuing Directors, on whatever basis they believe is appropriate, to be the per share price equivalent of the highest price that can be determined to have been paid or agreed to be paid at any time by the Related Person for shares of any such other class or series of capital stock of the Corporation. In determining the Highest Per Share Price, all purchases by the Related Person and its Affiliates and Associates shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person and the Highest Per Share Price will be appropriately adjusted to take into account (W) distributions paid or payable in stock, (X) subdivisions of outstanding stock, (Y) combinations of shares of stock into a smaller number of shares and (Z) similar events.

                           (h) The term "Person" shall mean any individual, corporation, association, partnership, joint venture, trust, estate or other entity or organization.

                           (i) The term "Related Person" shall mean any Person (other than the Corporation or any subsidiary of the Corporation and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (i) is the Beneficial Owner of 10% or more of the aggregate voting power of all outstanding Voting Stock; or (ii) is an Affiliate of the Corporation and, at any time within the two (2)-year period immediately prior to the date in question, was the Beneficial Owner of 10% or more of the aggregate voting power of all outstanding Voting Stock; or (iii) is an assignee of or has otherwise succeeded to any shares of any class or series of capital stock of the Corporation which were at any time within the two
         (2)-year period immediately prior to the date in question Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in the course of a privately negotiated transaction rather than an open market transaction. For the purposes of determining whether a Person is a Related Person, the number of shares of any class or series of capital stock of the Corporation deemed to be outstanding shall include shares of such class or series of which the Person is deemed the Beneficial Owner, but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options.

                  (4) Nothing contained in this Article Eighth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

                  NINTH: (1) (1) The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the affirmative vote of at least a majority of the Whole Board. The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws of the Corporation at any annual or special meeting, by the affirmative vote of holders of at least 66-2/3% of the then outstanding Voting Stock, voting together as a single class, in addition to any other affirmative vote that may be required by law, the Restated Certificate of Incorporation or the Bylaws of the Corporation.

                  (2) Notwithstanding any other provision of the Restated Certificate of Incorporation or the Bylaws of the Corporation (and in addition to any other affirmative vote that may be required by law, the Restated Certificate of Incorporation or the Bylaws of the Corporation), there shall be required to amend, alter, change or repeal, directly or indirectly, or adopt any provision inconsistent with, the provisions of Article Fifth hereof, Article Sixth hereof, Article Seventh hereof, Article Eighth hereof or this Article Ninth, the affirmative vote of holders of at least 66-2/3% of the then outstanding Voting Stock, voting together as a single class.




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                  IN WITNESS WHEREOF, the Corporation has caused the Restated
Certificate of Incorporation to be signed and attested by its duly authorized officers, this 25th day of September, 2000.

                                               HYDRIL COMPANY



                                           By /s/ Chris North
                                             -----------------------------------
                                             Name: Chris North
                                             Title: Secretary and Controller



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